Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Director, Investor Relations
(617) 796-8232

Hospitality Properties Trust Announces First Quarter 2015 Results

Normalized FFO Per Diluted Share Increases 9.2% Year Over Year to $0.83

Comparable Hotel RevPAR Growth of 10.1%

Newton, MA (May 7, 2015).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter ended March 31, 2015, compared to the results for the prior year comparable period:

	First Quarter
	2015	2014
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$36,415	$32,384
Net income available for common shareholders per share (basic and diluted)	$0.24	$0.22
Adjusted EBITDA (1)	$168,635	$154,951
Adjusted EBITDA growth	8.8%	—
Normalized FFO (1)	$125,989	$113,060
Normalized FFO per share (diluted) (1)	$0.83	$0.76

Portfolio Performance
Comparable hotel RevPAR	$85.68	$77.80
Comparable hotel RevPAR growth	10.1%	—
RevPAR (all hotels)	$86.36	$78.27
RevPAR growth (all hotels)	10.3%	—
Coverage of HPT’s minimum returns and rents (all hotels)	0.93x	0.75x
Coverage of HPT’s minimum rents (all travel centers)	1.93x	1.54x

(1)         Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO, and net income to earnings before interest, taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA appear later in this press release.

John Murray, President and Chief Operating Officer of Hospitality Properties Trust, made the following statement regarding today’s announcement:

“We are pleased with the strong performance from our hotel and travel center portfolios which resulted in Normalized FFO per diluted share growth of 9.2%.  Our RevPAR growth of 10.3% exceeded the hotel industry’s performance for the ninth consecutive quarter.”

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

First Quarter Results and Recent Activities:

•            Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended March 31, 2015 was $36.4 million, or $0.24 per basic and diluted share, compared to $32.4 million, or $0.22 per basic and diluted share, for the quarter ended March 31, 2014.  The weighted average number of basic and diluted common shares outstanding was 149.8 million and 150.9 million, respectively, for the quarter ended March 31, 2015 and 149.6 million and 149.7 million, respectively, for the quarter ended March 31, 2014.

•            Adjusted EBITDA: Adjusted EBITDA for the quarter ended March 31, 2015 compared to the same period in 2014 increased 8.8% to $168.6 million.

•            Normalized FFO: Normalized FFO for the quarter ended March 31, 2015 were $126.0 million, or $0.83 per diluted share, compared to Normalized FFO for the quarter ended March 31, 2014 of $113.1 million, or $0.76 per basic and diluted share.  The 9.2% increase in Normalized FFO per diluted share is due primarily to increases in annual minimum returns and rents that resulted from HPT’s funding of improvements to its hotels and travel centers and increases in FF&E reserve income and deposits under HPT’s hotel agreements.

•            Comparable Hotel RevPAR:  For the quarter ended March 31, 2015 compared to the same period in 2014 for HPT’s 290 hotels that were owned continuously since January 1, 2014: average daily rate, or ADR, increased 8.3% to $119.33; occupancy increased 1.2 percentage points to 71.8%; and revenue per available room, or RevPAR, increased 10.1% to $85.68.

•            RevPAR (all hotels):  For the quarter ended March 31, 2015 compared to the same period in 2014 for HPT’s 292 hotels: ADR increased 8.3% to $119.94; occupancy increased 1.3 percentage points to 72.0%; and RevPAR increased 10.3% to $86.36.

•            Hotel Coverage of Minimum Returns and Rents: For the three months ended March 31, 2015, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 0.93x from 0.75x for the three months ended March 31, 2014.

As of March 31, 2015, approximately 69% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s hotel operating agreements.

•            Recent Acquisition and Disposition Activities:  In March 2015, HPT acquired a 300 room full service hotel located in Rosemont, IL for $35.5 million, excluding acquisition related costs.  HPT added this Holiday Inn & Suites branded hotel to its management agreement with a subsidiary of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

In March 2015, HPT entered an agreement to acquire a 364 room full service hotel located in Denver, CO for $77.3 million, excluding acquisition related costs.  HPT plans to add this Crowne Plaza branded hotel to its management agreement with InterContinental.

HPT is currently marketing for sale its Courtyard by Marriott hotel in Norcross, GA which has a net book value of $4.1 million at March 31, 2015.

Tenants and Managers: As of March 31, 2015, HPT had nine operating agreements with seven hotel operating companies for 292 hotels with 44,397 rooms, which represented 67% of HPT’s total annual minimum returns and rents.

•            Marriott Agreements: During the three months ended March 31, 2015, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, including the hotel HPT is currently marketing for sale, and provides for annual minimum return payments to HPT of up to $68.0 million (approximately $17.0 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses and funding of the FF&E reserve.  During the three months ended March 31, 2015, HPT realized returns under its Marriott No. 1 agreement of $17.0 million.  HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.2 million (approximately $26.6 million per quarter). During the three months ended March 31, 2015, HPT realized returns under its Marriott No. 234 agreement of $25.0 million. Marriott was not required to make any guaranty payments to HPT during the period because the hotels under the Marriott No. 234 agreement generated returns to HPT in excess of the guaranty threshold amount for the quarter ended March 31, 2015.  At March 31, 2015, there was $30.7 million remaining under the guaranty for the Marriott No. 234 agreement to cover future payment shortfalls for up to 90% of the minimum returns due to HPT. HPT’s Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due HPT for this hotel for the three months ended March 31, 2015 of $2.5 million was paid to HPT.

•            InterContinental Agreement: During the three months ended March 31, 2015, HPT realized returns/rents of $35.3 million under its agreement with subsidiaries of InterContinental, which includes 92 hotels and requires annual minimum returns/rent to HPT of $143.6 million (approximately $35.9 million per quarter).  During the three months ended March 31, 2015, HPT replenished the available security deposit by $0.8 million for the payments HPT received during the period in excess of the minimum returns due for the period and InterContinental provided HPT $2.8 million of additional security deposits in order to maintain the minimum security deposit balance required under this agreement.  At March 31, 2015, the available security deposit which HPT held to pay future payment shortfalls was $36.5 million.

•            Other Hotel Agreements: As of March 31, 2015, HPT’s remaining 78 hotels are operated under five agreements: one management agreement with Sonesta (22 hotels), requiring annual minimum returns of $72.8 million (approximately $18.2 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns of $27.5 million (approximately $6.9 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $7.6 million (approximately $1.9 million per quarter). Minimum returns and rents due HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended March 31, 2015 were paid to HPT.

•            Travel Center Agreements: As of March 31, 2015, HPT had two leases with TravelCenters of America LLC (NYSE: TA), or TA, for 184 travel centers located along the U.S. Interstate Highway system requiring annual minimum rents of $228.7 million ($57.2 million per quarter), which represent 33% of HPT’s total annual minimum returns and rents. As of March 31, 2015, all payments due to HPT from TA under these leases were current.  For the three months ended March 31, 2015, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA increased to 1.93x from 1.54x for the three months ended March 31, 2014.

Conference Call:

On Thursday, May 7, 2015, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended March 31, 2015.         The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Thursday, May 14, 2015.  To hear the replay, dial (320) 365-3844.  The replay pass code is 358458.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2015 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 44 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO, Normalized FFO, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  HPT EXPECTS THAT, WHILE THE SECURITY DEPOSIT FOR ITS MARRIOTT NO. 234 AGREEMENT IS EXHAUSTED, MARRIOTT WILL PAY HPT UP TO 90% OF ITS MINIMUM RETURNS UNDER A LIMITED GUARANTY. THIS STATEMENT IMPLIES THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY. HOWEVER, THIS GUARANTY IS LIMITED IN AMOUNT AND EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES OR AFTER MARRIOTT’S GUARANTY EXPIRES.

•                  HPT EXPECTS THAT INTERCONTINENTAL WILL CONTINUE TO PAY THE MINIMUM RETURNS INCLUDED IN HPT’S MANAGEMENT AGREEMENT WITH INTERCONTINENTAL AND THAT HPT WILL UTILIZE THE SECURITY DEPOSIT IT HOLDS FOR ANY PAYMENT SHORTFALLS. HOWEVER, THE SECURITY DEPOSIT HPT HOLDS FOR INTERCONTINENTAL’S OBLIGATIONS IS FOR A LIMITED AMOUNT AND HPT CAN PROVIDE NO ASSURANCE THAT THE SECURITY DEPOSIT WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE HPT FROM ITS HOTELS MANAGED BY INTERCONTINENTAL. MOREOVER, THIS SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  AS OF MARCH 31, 2015, APPROXIMATELY 69% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH.

•                  HPT HAS ENTERED AN AGREEMENT TO ACQUIRE ONE FULL SERVICE HOTEL FOR AN AGGREGATE PURCHASE PRICE OF $77.3 MILLION EXCLUDING ACQUISITION RELATED COSTS AND HPT EXPECTS THAT IT WILL ADD THIS HOTEL TO ITS EXISTING MANAGEMENT AGREEMENT WITH INTERCONTINENTAL.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS. THESE TERMS AND CONDITIONS MAY NOT BE MET. AS A RESULT, THIS ACQUISITION AND THE EXPECTED MANAGEMENT ARRANGEMENT MAY BE DELAYED OR MAY NOT OCCUR OR THE TERMS MAY CHANGE.

•                  HPT IS MARKETING ONE HOTEL IN NORCROSS, GA WITH A CARRYING VALUE OF $4.1 MILLION FOR SALE.  THERE CAN BE NO ASSURANCE THAT HPT WILL COMPLETE A SALE OF THIS HOTEL OR THAT ANY SUCH SALE WOULD REALIZE NET PROCEEDS IN AN AMOUNT AT LEAST EQUAL TO THE CARRYING VALUE OF THIS HOTEL.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Hotel operating revenues (1)	$369,596	$329,936
Rental income (1)	64,751	63,386
FF&E reserve income (2)	1,165	928
Total revenues	435,512	394,250

Expenses:
Hotel operating expenses (1)	257,658	230,617
Depreciation and amortization	78,969	78,287
General and administrative (3)	21,304	11,465
Acquisition related costs (4)	338	61
Total expenses	358,269	320,430

Operating income	77,243	73,820

Interest income	11	25
Interest expense (including amortization of deferred financing costs and debt discounts of $1,458 and $1,319, respectively)	(35,454)	(34,856)
Loss on early extinguishment of debt (5)	—	(726)
Income before income taxes and equity in earnings (losses) of an investee	41,800	38,263
Income tax expense	(291)	(616)
Equity in earnings (losses) of an investee	72	(97)
Net income	41,581	37,550
Preferred distributions	(5,166)	(5,166)
Net income available for common shareholders	$36,415	$32,384

Weighted average common shares outstanding (basic)	149,792	149,573
Weighted average common shares outstanding (diluted)	150,906	149,691

Net income available for common shareholders per common share:
Basic and diluted	$0.24	$0.22

See Notes on page 9

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Calculation of Funds from Operations (FFO) and Normalized FFO: (6)
Net income available for common shareholders	$36,415	$32,384
Add: Depreciation and amortization	78,969	78,287
FFO	115,384	110,671
Add: Acquisition related costs (4)	338	61
Estimated business management incentive fees (3)	9,027	728
Loss on early extinguishment of debt (5)	—	726
Deferred percentage rent (7)	1,240	874
Normalized FFO	$125,989	$113,060

Weighted average common shares outstanding (basic)	149,792	149,573
Weighted average common shares outstanding (diluted)	150,906	149,691

Basic and diluted per common share amounts:
FFO (basic)	$0.77	$0.74
FFO (diluted)	$0.76	$0.74
Normalized FFO (basic)	$0.84	$0.76
Normalized FFO (diluted)	$0.83	$0.76

	Three Months Ended March 31,
	2015	2014
Calculation of EBITDA and Adjusted EBITDA: (8)
Net income	$41,581	$37,550
Add: Interest expense	35,454	34,856
Income tax expense	291	616
Depreciation and amortization	78,969	78,287
EBITDA	156,295	151,309
Add: Acquisition related costs (4)	338	61
General and administrative expense paid in common shares (3)(9)	10,762	1,981
Loss on early extinguishment of debt (5)	—	726
Deferred percentage rent (7)	1,240	874
Adjusted EBITDA	$168,635	$154,951

See Notes on page 9

(1)         At March 31, 2015, HPT owned 292 hotels; 289 of these hotels are leased by HPT to its taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies and three hotels are leased to hotel operating companies. At March 31, 2015, HPT also owned 184 travel centers; all 184 of these travel centers are leased to a travel center operating company under two lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $15,492 and $28,095, less than the minimum returns due to HPT in the three months ended March 31, 2015 and 2014, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $4,006 and $10,876 in the three months ended March 31, 2015 and 2014, respectively.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $11,486 and $17,219 in the three months ended March 31, 2015 and 2014, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta.

(2)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(3)         Incentive fees under HPT’s business management agreement are payable in common shares after the end of each calendar year and are calculated  based on common share total return, as defined.  In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter.  Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. HPT recorded $9,027 and $728 of estimated business management incentive fees during the three months ended March 31, 2015 and 2014, respectively, which are included in general and administrative expense in its condensed consolidated financial statements.

(4)         Represents costs associated with HPT’s hotel acquisition activities.

(5)         HPT recorded a $726 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of its unsecured revolving credit facility and unsecured term loan and the redemption of its 7.875% senior unsecured notes due 2014.

(6)         HPT calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it includes estimated percentage rent in the period to which HPT estimates that it relates rather than when it is recognized as income in accordance with GAAP and includes business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and excludes acquisition related costs and loss on early extinguishment of debt.  HPT considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than HPT does.

(7)         In calculating net income in accordance with GAAP, HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes these estimated amounts in the calculation of Normalized FFO and Adjusted EBITDA for each quarter of the year. The fourth quarter Normalized FFO and Adjusted EBITDA calculations exclude the amounts recognized during the first three quarters.

(8)         HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with past operating performance.  EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(9)         Amounts represent the portion of business management fees that are payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2015	2014
ASSETS

Real estate properties, at cost:
Land	$1,486,589	$1,484,210
Buildings, improvements and equipment	6,220,736	6,171,983
Total real estate properties, gross	7,707,325	7,656,193
Accumulated depreciation	(2,021,771)	(1,982,033)
Total real estate properties, net	5,685,554	5,674,160
Cash and cash equivalents	15,570	11,834
Restricted cash (FF&E reserve escrow)	36,549	33,982
Due from related persons	41,775	40,253
Other assets, net	252,958	222,333
Total assets	$6,032,406	$5,982,562

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$89,000	$18,000
Unsecured term loan	400,000	400,000
Senior unsecured notes, net of discounts	2,412,600	2,412,135
Convertible senior unsecured notes	8,478	8,478
Security deposits	36,661	33,069
Accounts payable and other liabilities	93,378	106,903
Due to related persons	16,225	8,658
Dividends payable	5,166	5,166
Total liabilities	3,061,508	2,992,409

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 149,950,760 and 149,920,449 shares issued and outstanding, respectively	1,500	1,499
Additional paid in capital	4,119,816	4,118,551
Cumulative net income	2,756,820	2,715,239
Cumulative other comprehensive income	42,334	25,804
Cumulative preferred distributions	(305,815)	(300,649)
Cumulative common distributions	(3,923,864)	(3,850,398)
Total shareholders’ equity	2,970,898	2,990,153
Total liabilities and shareholders’ equity	$6,032,406	$5,982,562